Execution Copy
OPAL FUELS LLC
SUBSCRIPTION AGREEMENT
Preferred Fuels LLC
One North Lexington Avenue (14th Floor)
White Plains, New York 10601

Ladies and Gentlemen:
This Subscription Agreement (this “Subscription Agreement”) is being entered into as of March 6, 2026 (the “Execution Date”), by and between OPAL Fuels LLC, a Delaware limited liability company (the “Company”), and the undersigned subscriber (the “Investor”), pursuant to which, among other things, the Investor commits to purchase up to an aggregate amount of 1,800,000 Series A Preferred Units (the “Series A Preferred Units”) of the Company (the “Transaction”) for a purchase price of $100 per unit (the “Per Unit Purchase Price”), with such Series A Preferred Units having the relative rights, preferences and privileges and being subject to the qualifications and limitations as set forth in substantially the form of the Amended and Restated Certificate of Designations for the Series A Preferred Units attached hereto as Exhibit B (the “Certificate of Designations”) and in the Operating Agreement (defined below) (together with the Certificate of Designations, the “Series A Designations”) on the terms and subject to the conditions set forth herein.
In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, both the Investor and the Company acknowledge and agree as follows:
1.Subscription.
(a)Aggregate Amount. The Investor hereby subscribes for, commits to, and agrees to purchase from the Company up to 1,800,000 Series A Preferred Units on the terms and subject to the conditions provided for herein at a price per Series A Preferred Unit equal to the Per Unit Purchase Price and for an aggregate purchase price of up to One Hundred Eighty Million Dollars (US$180,000,000) (the “Series A Committed Amount”) and shall have a right of first offer pursuant to Section 1(c) hereof to purchase an additional up to 700,000 Series A Preferred Units for a purchase price of up to an additional Seventy Million Dollars (US$70,000,000) (such subscribed amounts collectively, the “Total Series A Investment Amount”). On the Execution Date, the Investor shall deliver to the Company a signature page as a “Member” to the Operating Agreement, which will automatically be effective as of the Initial Closing. The Series A Preferred Units will be sold hereunder in minimum tranches of at least ten million dollars ($10,000,000) (the “Minimum Closing Amount”), at the sole election of the Company in accordance with Sections 1(b) and 2 below.
(b)Initial Investment; Draw Downs.
(i)At Initial Closing, Investor shall purchase 1,200,000 Series A Preferred Units for a purchase price of One Hundred Twenty Million Dollars (US$120,000,000) (the “Initial Investment”).
(ii)The Company may, in its sole discretion, require Investor to fund the remaining uninvested portions of the Series A Committed Amount (such aggregate amount, “Undrawn Commitments”) within one (1) year of the Initial Closing (the “Availability Period”) subject to the terms and conditions set forth in this Agreement, which Closing shall occur within 10 business days after delivery by the Company to Investor of a written request for such Funding Amount.
(c)Right of First Offer. In the event that the Company intends to sell any additional Series A Preferred Units (such issuance, “New Issuance”) prior to the two (2) year anniversary of the Execution Date (the “ROFO Sunset Date”), the Investor shall have the right, but not the obligation, to purchase up to an aggregate of $70,000,000 of such New Issuance (minus any amount previously paid through a prior exercise of this right) at the New Issuance Per Unit Price (the “Right of First Offer”). If the Company proposes to sell any New Issuance, it shall give the Investor written notice of its intention, describing the New Issuance, and the price (the “New Issuance Per Unit Price”), terms, and conditions upon which the Company proposes to issue such preferred units (a “ROFO Notice”). The Investor shall have ten (10) business days (the “Exercise Period”) from the receipt of such notice to irrevocably commit in writing to the purchase of up to $70,000,000 of the New Issuance (or the entire New Issuance if the total purchase price of the offering is for $70,000,000 or less) (such notice, a “ROFO Exercise Notice”). In the event that the Investor provides such irrevocable notice to purchase securities pursuant to the New Issuance within the Exercise Period, the Investor and the Company shall use reasonable commercial efforts to cooperate in order to promptly consummate the New Issuance and, in any event, such issuance and sale shall be consummated no later than sixty (60) days from the delivery of the ROFO Exercise Notice (a “ROFO Closing Deadline”). In the event that the Investor (i) expressly waives in writing its rights pursuant to this Section 1(c) with respect to such New Issuance, (ii) fails to deliver a ROFO Exercise Notice within the Exercise Period with respect to such New Issuance or (iii) fails to consummate the issuance and sale with respect to such New Issuance prior to the applicable ROFO Closing Deadline (except where such failure was due to the Company’s material breach of the terms of this Section 1(c)) (the first to occur with respect to a New Issuance, the “ROFO Waiver Event”), then the Company may offer securities to third parties pursuant to the New Issuance, provided that (x) the terms offered to such third parties may not be materially less favorable to the Company than those terms set forth in the applicable ROFO Notice and (y) the New Issuance is consummated within one hundred twenty (120) days of the applicable ROFO Waiver Event; provided that, for the avoidance of doubt, in the event that the conditions set forth in the foregoing clauses (x) or (y) are not satisfied, the Company shall be required to resubmit the New Issuance to the Investor pursuant to a new ROFO Notice; provided further that no such re-submission shall be required after the ROFO Sunset Date.
(d)Fees.
(i)Transaction Fee. Upon each Closing (as defined below), Investor shall be entitled to a transaction fee equal to one and a half percent (1.5%) of the Initial Investment, and, if and when funded, the Undrawn Commitment (the “Investor Transaction Fee”). The Investor Transaction Fee shall be payable at each Closing pursuant to the terms of this Agreement and the Investor Transaction Fee paid at any prior Closing shall not be duplicated. For the avoidance of doubt, the aggregate Investor Transaction Fees payable on the Total Series A Investment Amount shall not exceed the aggregate value of Three Million Seven Hundred Fifty Thousand Dollars (US$3,750,000). The Company may elect, in its sole discretion, via written notice to the Investor delivered prior to any Closing to pay the Investor Transaction Fee which is due in respect to such Closing by issuing a number of additional shares of Series A Preferred Units with a value equal to the Investor Transaction Fee due in respect of such Closing and such Series A Preferred Units shall be valued at the Per Unit Purchase Price.
(ii)Undrawn Commitment Fees. Investor shall be entitled to receive a fee payable quarterly in cash equal to one percent (1.0%) per annum of the average daily Undrawn Commitments during the Availability Period; provided that, for the avoidance of doubt, Investor Transaction Fees shall not be counted in the calculation of the Undrawn Commitments (the “Undrawn Commitment Fee”). The Undrawn Commitment Fee shall be paid by the Company to the Investor within fifteen (15) days of the first anniversary of the Initial Closing. The Company may elect, in its sole discretion, via written notice to the Investor delivered prior to the first anniversary of this Agreement to pay the Undrawn Commitment Fee by issuing a number of additional shares of Series A Preferred Units with a value equal to the Undrawn Commitment Fee due and such Series A Preferred Units shall be valued at the Per Unit Purchase Price.
(iii)Transaction Expenses. Upon the date of the Initial Closing or promptly thereafter, the Company shall reimburse all reasonable and documented out-of-pocket expenses of Investor associated with this Transaction up to One Million Seven Hundred Thousand Dollars ($1,700,000) (the “Expense Reimbursement”). The Company may elect, in its sole discretion, via written notice to the Investor delivered prior to the Initial Closing to pay the Expense Reimbursement by issuing a number of additional shares of Series A Preferred Units with a value equal to the Expense Reimbursement and such Series A Preferred Units shall be valued at the Per Unit Purchase Price.
(e)Use of Proceeds. The Initial Investment may be used to redeem all of the preferred securities held by Mendocino Capital, LLC, and any proceeds from the Initial Investment remaining after such redemption may be used for general corporate purposes, including working capital, capital expenditures of the Company and its Affiliates (as defined in the Certificate of Designations), as well as any project-level financing in respect of the projects listed in Schedule B or projects designated in the applicable Officer’s Certificate. Any proceeds from the Total Series A Investment Amount beyond the Initial Investment may be used for general corporate purposes, including working capital, capital expenditures of the Company and its Affiliates (as defined in the Certificate of Designations), as well as any project-level financing in respect of the projects listed in Schedule B or projects designated in the applicable Officer’s Certificate.
2.Closing(s).
(a)The Investor is hereby obligated and committed to fund the Series A Committed Amount against the Company’s issuance of Series A Preferred Units to the Investor, upon the terms and subject to the conditions set forth herein. Upon the terms and subject to the conditions set forth herein, the Series A Committed Amount will be funded by the Investor in one or more tranches, in each case, subject to the delivery of a written notice from the Company to the Investor (the “Closing Notice”), which shall be delivered no less than five (5) business days prior to the closing of such tranche (each, a “Closing”) and state (i) the date of such Closing (each, and including the Initial Closing, a “Closing Date”), (ii) a confirmation of the Company’s wire transfer instructions, (iii) the number of Series A Preferred Units to be purchased by the Investor at such Closing, and (iv) the amount to be funded by the Investor for the purchase of Series A Preferred Units at such Closing (including a line item of the calculation of the Investor Transaction Fee, which amount shall be netted against the amount to be funded by the Investor at such Closing, solely to the extent that the Company elects to pay such fee in cash) (such final amount, the “Funding Amount”). The aggregate Funding Amount for all Closings shall not exceed the Series A Committed Amount. Following receipt of a Closing Notice, on the Closing Date for the Closing described by such Closing Notice, the Investor shall (1) fund the Funding Amount for such Closing by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Company in such Closing Notice, and (2) provide any other information that is reasonably requested in such Closing Notice in order for the Company to issue to the Investor the applicable number of Series A Preferred Units. Each Closing, if any, must be consummated on or before the second (2nd) anniversary of the Initial Closing (and each Closing Notice must be delivered to the Investor no later than five (5) business days prior to such date) and shall be for at least the Minimum Closing Amount. For clarification, the Company’s obligation to fund the Series A Committed Amount shall be subject to no closing conditions other than those set forth in Section 3. At each Closing, the Company will update Exhibit A to this Subscription Agreement to reflect the number of Series A Preferred Units purchased at each such Closing and the date of such Closing. In the event there is more than one (1) closing, the term “Closing” shall apply to each such closing unless otherwise specified.
(b)At each Closing, upon the receipt from the Investor of the Funding Amount, the Company shall issue the number of Series A Preferred Units so purchased by the Investor at such Closing and cause such Series A Preferred Units to be registered in book entry form in the name of the Investor on the Company’s unit register on the date of such Closing. Upon issuance in accordance with the terms of hereof, the Series A Preferred Units issued hereunder will be free of liens and restrictions on transfer, except as provided for in the Series A Designations, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Investor.
(c)For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.
3.Closing Conditions.
(a)The obligation of the Company to consummate the sale of the Series A Preferred Units to the Investor pursuant to this Subscription Agreement at a particular Closing is subject to the following conditions, as applicable to such particular Closing, unless otherwise waived:
(i)each of the representations and warranties of the Investor in Section 7 shall be true and correct in all respects at and as of the date of such Closing (unless they specifically speak as of an earlier date, in which case they shall each be true and correct in all respects as of such date);
(ii)as of such Closing, the Investor shall have performed, satisfied and complied in all material respects with all agreements, conditions and covenants required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to such Closing;
(iii)as of the first Closing under this Subscription Agreement (the “Initial Closing”), the Investor shall have delivered a counterpart signature page to this Subscription Agreement and the Warrant (as defined below);
(iv)as of the Initial Closing, the Investor shall have delivered an executed copy of the joinder to the Operating Agreement (as defined below);

(v)as of the Initial Closing, the Investor shall have delivered a counterpart signature page to the Board Appointment Agreement in the form attached hereto as Exhibit F hereto (the “Board Appointment Agreement”); and
(vi)as of the Initial Closing, the receipt by the Company of any required regulatory approvals and third-party consents (including any consent required by the Company’s senior lenders).
(b)The obligation of the Investor to consummate the purchase of the Series A Preferred Units pursuant to this Subscription Agreement at a particular Closing is subject to the following conditions, as applicable to such particular Closing, unless otherwise waived:
(i)each of the representations and warranties of the Company contained in Section 5 shall be true and correct in all material respects (other than any representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the date of the applicable Closing (unless they specifically speak as of an earlier date, in which case they shall each be true and correct in all material respects (other than any representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such earlier date), in each case subject to disclosures in the Disclosure Schedules;
(ii)as of the applicable Closing, the Company shall have performed, satisfied or complied in all material respects with all agreements, conditions and covenants required by this Subscription Agreement, the Operating Agreement (to the extent such agreements, conditions or covenants in the Operating Agreement inure to the particular benefit of Investor as opposed to the benefit of all members of the Company generally) and the Certificate of Designations;
(iii)as of the Initial Closing: (A) the Second Amended and Restated Limited Lability Company Agreement of the Company in substantially the form attached hereto as Exhibit C (as may be amended from time to time, the “Operating Agreement”), shall have been in full force and effect, and (B) the Certificate of Designations shall have been in full force and effect;
(iv)as of each Closing subsequent to the Initial Closing: (A) the Operating Agreement shall be in full force and effect and (B) the Certificate of Designations shall be in full force and effect;
(v)as of the Initial Closing, Parent shall (A) issue to Investor a warrant to purchase up to 2,160,000 shares of Class A Common Stock of OPAL Fuels Inc. (the “Parent”), in substantially the form attached hereto as Exhibit E (the “Warrant”) and (B) deliver a counterpart signature page to the Board Appointment Agreement;
(vi)as of the Initial Closing and each subsequent Closing: (A) neither the Company nor any of its Subsidiaries is material default under the terms of any material indebtedness, (B) no Material Adverse Effect shall have occurred and be continuing and (C) the Company is not in material breach of the terms of the Certificate of Designations or this Subscription Agreement;
(vii)an executive officer of the Company shall deliver to the Investor at each Closing (“Officer’s Certificate”), a certificate as of the date of such Closing certifying that the conditions specified in Sections 3(b)(i) (at each Closing), 3(b)(ii) (at each Closing), 3(b)(iii) (at the Initial Closing only), 3(b)(iv) (at each Closing other than the Initial Closing), 3(b)(vi) (at each Closing) and Schedule D (at each Closing) have been fulfilled;
(viii)the Chief Financial Officer of the Company (or equivalent officer if there is no Chief Financial Officer) shall deliver to the Investor at any Closing other than the Initial Closing, where the Funding Amount is being used to fund projects that are not those pre-approved projects as set forth on Schedule B, a certificate as of the date of such Closing (i) identifying such projects, and (ii) certifying that the conditions set forth on Schedule C attached hereto have been satisfied in respect of such Funding Amount in respect of such projects;

(ix)each of the representations and warranties made in the most recently delivered Specified Indebtedness Compliance Certificate were true and correct in all material respects on and as of such date made and, to the knowledge of the Company, shall be true and correct in all material respects on and as of such Closing Date; and
(x)no “Default” or “Event of Default” in respect of the Specified Indebtedness (as such terms are defined in the documents related to the Specified Indebtedness) shall have occurred and be continuing after giving effect to the receipt and application of proceeds from the sale of the Series A Preferred Units made on such Closing Date.
(c)The respective obligations of the Company to consummate the sale of the Series A Preferred Units to the Investor pursuant to this Subscription Agreement at any Closing, and of the Investor to consummate the purchase of the Series A Preferred Units pursuant to this Subscription Agreement at any Closing, are subject to the following conditions:
(i)no order, decree or injunction by any governmental authority shall be in effect enjoining, prohibiting, making illegal, delaying, restraining or preventing consummation of any of the transactions contemplated to occur at such Closing; and
(ii)no law shall have been enacted, issued, promulgated, enforced, adopted, decreed, entered or otherwise implemented and remain in effect that enjoins, prohibits, makes illegal, restrains or prevents the consummation of any of the transactions contemplated to occur at such Closing.
4.Further Assurances. From and after the Execution Date until the termination of this Subscription Agreement, each of the parties hereto shall execute and deliver such additional documents and take such additional actions that are necessary or appropriate to consummate the transactions contemplated hereby, including the Closing(s), and give effect to the terms set forth herein, as may be reasonably requested by the other party (including, in the case of any amendment or other modification to the Operating Agreement contemplated by Section 3(b)(iii), the Investor, upon the request of the Company, executing a signature page to such amended or modified Operating Agreement as a Member thereunder); provided, that, for the avoidance of doubt, the foregoing shall not require any waiver by any party hereto of any condition to any Closing set forth in Section 3 or any other term of this Subscription Agreement. At or prior to each Closing, the Investor shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable.
5.Company Representations and Warranties. The Company hereby represents and warrants to the Investor at and as of the date of the Execution Date and as of each Closing Date (except to the extent an earlier date is set forth in any representation or warranty in this Section 5, in which case the Company hereby represents and warrants as of such earlier date), in each case except as set forth on the Disclosure Schedule attached as Exhibit D to this Subscription Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, as follows:
(a)Organization, Authority and Qualification. The Company is a Delaware limited liability company. The Company has all power (company or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Operating Agreement (including the Certificate of Designations). The Company is duly formed and validly existing as a limited liability company under the laws of the State of Delaware. Each Subsidiary of the Company is duly formed or incorporated (as applicable) and validly existing under the laws of its state of formation or incorporation (as applicable). The Company and each Subsidiary is qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the business, properties, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”); provided, however, that “Material Adverse Effect,” for purposes of this Subscription Agreement, shall not include any event, occurrence, fact, condition or change arising out of (i) any change, effect or event affecting the industry in which the Company and its Subsidiaries (the “Company Group”) operates, (ii) general economic conditions, (iii) changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates, (iv) general political conditions, (v) acts of war, armed hostilities or terrorism, or the escalation or worsening thereof, (vi) changes in applicable laws or accounting rules, (vii) any natural or man-made disaster or acts of God, or (viii) any epidemic, pandemic or disease outbreak, except in the case of each of the foregoing clauses (i) through (viii) to the extent any such event, occurrence, fact, condition or change has a disproportionate effect on the Company Group relative to other persons or entities engaged in the businesses and activities similar to the business of the Company Group.

(b)Valid Issuance. The Series A Preferred Units, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Operating Agreement (including the Certificate of Designations). Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7 of this Subscription Agreement, the Series A Preferred Units to be issued hereunder will be issued in compliance with all applicable federal and state securities laws.
(c)Authorization. All limited liability company action required to be taken by the Company’s Manager to (i) authorize the Company to enter into each of this Subscription Agreement and the Certificate of Designations, has been taken or will be taken prior to the Initial Closing, and (ii) issue the Series A Preferred Units to be issued at each Closing, has been taken or will be taken prior to such Closing. All action on the part of the officers of the Company necessary for (A) the execution and delivery of each of this Subscription Agreement and the Certificate of Designations has been taken or will be taken prior to the Initial Closing, and (B) the performance of all obligations of the Company under each of this Subscription Agreement and the Certificate of Designations to be performed as of each Closing, and the issuance and delivery of the Series A Preferred Units to be issued at each Closing, has been taken or will be taken prior to such Closing. Each of this Subscription Agreement and the Certificate of Designations, when executed and delivered by the Company, will have been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and the other parties thereto, each of this Subscription Agreement and the Certificate of Designations are enforceable against the Company in accordance with their terms, except as may be limited or otherwise affected by (I) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (II) principles of equity, whether considered at law or equity.
(d)No Conflicts. Except as set forth in Section 5(d) of the Disclosure Schedule, the execution, delivery, and performance by the Company of the transactions contemplated by this Subscription Agreement, including the issuance and sale of the Series A Preferred Units hereunder, and the compliance the Company with all of the provisions of this Subscription Agreement and the Operating Agreement (including the Certificate of Designations), and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company Group pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company Group is a party or by which the Company Group is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a Material Adverse Effect or affect the validity of the Series A Preferred Units or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Company Group (including the Operating Agreement and the Certificate of Designations of the Company); or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company Group or any of their properties that would reasonably be expected to have a Material Adverse Effect or affect the validity of the Series A Preferred Units or the legal authority of the Company to comply in all material respects with this Subscription Agreement and the Operating Agreement (including the Certificate of Designations).
(e)Compliance with Laws. The Company is not in violation or default of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have, individually or in the aggregate with any other such violation, a Material Adverse Effect.
(f)Government Consents and Filings. Except as set forth in Section 5(f) of the Disclosure Schedule, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Series A Preferred Units), other than (i) filings required by applicable state securities laws, which have been made or will be made in a timely manner, and (ii) filings that the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(g)Legal Proceedings; Government Orders. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and except as described in Section 5(g) of the Disclosure Schedule, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the

Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.
(h)Capitalization. As of immediately after the Initial Closing, the capitalization of the Company is set forth on Section 5(h) of the Disclosure Schedule. All of the issued and outstanding units of the Company have been duly authorized and validly issued, are fully paid and are nonassessable. The rights, privileges and preferences of the Series A Preferred Units are as stated in the Operating Agreement (including the Certificate of Designations) and as provided under the applicable laws of the State of Delaware.
(i)Non-Investment Company Status. The Company is not, and immediately after receipt of payment for the Series A Preferred Units will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(j)No Registration Requirement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 7 of this Subscription Agreement, (i) no registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) is required for the offer and sale of the Series A Preferred Units by the Company to the Investor under this Subscription Agreement, (ii) the Series A Preferred Units were not offered by any form of general solicitation or general advertising and (iii) the Series A Preferred Units are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
(k)No Broker Fees. The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the Investor could become liable. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Series A Preferred Units.
(l)Solvency. Without taking into account any amount to be paid by the Investor to the Company hereunder, (i) the fair value of the assets of the Company Group, taken as a whole, at a fair valuation, exceeds the Company Group’s consolidated debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Company Group, taken as a whole, is greater than the amount required to pay the probable liability of the Company Group’s consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Company Group, taken as a whole, is able to pay the Company Group’s consolidated debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Company Group, taken as a whole, does not have unreasonably small capital with which to conduct the business in which the Company Group is engaged as such business is now conducted.
(m)Sanctions. The Company Group is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any executive order issued by the President of the United States and administered by OFAC or, any other list of prohibited or restricted parties promulgated by OFAC, the Department of Commerce, or the Department of State (collectively, the “Sanctions List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the Sanctions List, (iii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Company agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Company is permitted to do so under applicable law. If the Company Group is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Company Group maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.
(n)Undisclosed Liabilities. As of the date of, and only for the period covered by, the financial statements for such fiscal year of the applicable Closing Date, there are no material liabilities, direct or contingent, of the Company Group, except as have been disclosed in, or reserved against in, the most recent annual and quarterly Delivered Financial Statements, to the extent required by GAAP.
(o)No Material Breach. No default or breach has occurred and is continuing under the organizational documents of the Company or any agreement governing the issuance of any equity securities of the

Company. OPAL Fuels and its Subsidiaries is not in default or breach under or with respect to (a) any Specified Indebtedness or (b) any of its Material Contracts that, is material to the Company and its Subsidiaries, taken as a whole.
(p)Tax Returns. The Company Group has duly and timely filed all material federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
(q)No MAE. Since December 31, 2025, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect with respect to the Company Group.
6.Additional Opal Fuels Representations and Warranties. The Company hereby further represents and warrants to the Investor at and as of the Execution Date (except to the extent an earlier date is set forth in any representation or warranty in this Section 6, in which case the Company hereby represents and warrants as of such earlier date), in each case except as set forth on the Disclosure Schedule, which exceptions shall be deemed to be part of the representations and warranties made hereunder, as follows:
(a)Subsidiaries. Section 6(a) of the Disclosure Schedule sets forth each Subsidiary. Except as set forth in Section 6(a) of the Disclosure Schedules, no third party, other than the Company or a wholly-owned Subsidiary of the Company, owns any equity interest or has any right to profits or revenues in any Subsidiary. “Subsidiary” shall mean any corporation, partnership, limited liability company, association, joint venture or other business entity of which (A) if a corporation, at least 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (B) if a partnership, limited liability company, association, joint venture or other business entity (other than a corporation), at least 50% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company shall be deemed to have at least 50% ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if the Company or one or more Subsidiaries of the Company or a combination thereof shall be allocated at least 50% of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity.
(b)Financial Statements. True, correct and complete copies of the unaudited consolidated balance sheet of the Company Group for the fiscal years ended as of December 31, 2024, and the related unaudited statements of operations, members’ equity and cash flows of the Company, together with all related notes and schedules thereto (collectively referred to as the “Annual Financial Statements”), and the unaudited consolidated balance sheet of the Company as of September 30, 2025 (such date, the “Balance Sheet Date”), and the related unaudited consolidated statements of operations and cash flows of and the Company Group, together with all related notes and schedules thereto (collectively referred to as the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”), are set forth on Section 6(b) of the Disclosure Schedule. Except as set forth on Section 6(b) of the Disclosure Schedule, each of the Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company Group; (ii) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated; and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the respective dates thereof and for the respective periods indicated therein; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments (none of which are or would reasonably be expected to result in adjustments which are material to the Company Group) and the Financial Statements do not contain all footnotes and other presentation items required under GAAP. Except as set forth on Section 6(b) of the Disclosure Schedule, the Company Group maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that: (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets; (iii) the reporting of its assets is compared with existing assets at regular intervals; and (iv) accounts, notes and other receivables are recorded accurately and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.
(c)Indebtedness. Section 6(c) of the Disclosure Schedule sets forth a true and correct itemization of all of the following types of obligations of the Company Group: (i) all outstanding indebtedness for borrowed money or with respect to deposits or advances of any kind; (ii) all obligations upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business that are not subject to any default); (iii) all obligations and indebtedness evidenced by any note, bond, debenture or other similar instrument (whether or not convertible); (iv) all liabilities and obligations arising out of any interest rate or currency swap arrangement or other financial hedging agreement or arrangement designed to provide protection fluctuations in interest or currency rates; (v) all capital lease obligations; (vi) all obligations in respect of or under any letter of credit, banker’s acceptance or similar credit transactions, only to the extent drawn; and (vii) all other material indebtedness of the kind or nature described in the foregoing clauses (i) through (vi) of this definition of a third party that is secured or guaranteed by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured or guaranteed by) the Company Group, whether or not such indebtedness secured or guaranteed thereby has been assumed.
(d)Absence of Changes. Except as set forth on Section 6(d) of the Disclosure Schedule, since the Balance Sheet Date: (i) the Company Group has conducted its business in the ordinary course of business; (ii) there has not been any change, event or development or prospective change, event or development that, individually the Company Group has not made a material change in any method of accounting or accounting practice; and (iii) the Company Group has not taken any action to make, change or rescind any material tax election or amend any tax return. Since December 31, 2025, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
(e)Material Contracts. Except as set forth on Section 6(e) of the Disclosure Schedule, there are no agreements, understandings, instruments or contracts to which the Company Group is a party or by which it is bound that would be required to be filed as an exhibit to Parent’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q in accordance with Item 601(b)(10) of Regulation S-K (17 C.F.R. § 229.601(b)(10)) (each such agreement, understanding, instrument or contract required to be set forth on Section 6(e) of the Disclosure Schedule, a “Material Contract”). Each Material Contract is a legal, valid and binding on the parties thereto in accordance with its terms and is in full force and effect. With respect to all Material Contracts, neither the Company nor, to the knowledge of the Company, any other party thereto is in breach thereof or default thereunder and, to the knowledge of the Company, there does not exist any event which, with the giving of notice or the lapse of time, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not result in a Material Adverse Effect. With respect to each Material Contract, the Company Group has not given or received any written notice of (i) any material breach, material violation or material default of such Material Contract or (ii) of any party’s intent to exercise any termination rights or modify in any material respect any terms with respect thereto.
(f)Property. The Company Group has good and valid title to or a valid leasehold interest in all of their assets. Except as set forth on Section 6(f) of the Disclosure Schedule, the property and assets that the Company Group owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company Group’s ownership or use of such property or assets (collectively, “Permitted Encumbrances”). With respect to the property and assets they lease, the Company Group are in compliance with such leases and hold a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.
(g)Real Property. To Company’s knowledge, the use and operation of the real property owned or leased by the Company Group (the “Real Property”) in the conduct of the Company Group’s business do not violate in any material respect any law, covenant, condition, restriction, easement, license, permit or agreement. There are no actions pending nor, to the knowledge of the Company, threatened in writing against or affecting any material Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. Except as set forth on Section 6(g) of the Disclosure Schedule, the Real Property has received all required licenses, permits and approvals (including, without limitation, a certificate of occupancy or other similar certificate permitting lawful occupancy of the Real Property) required in connection with the operation thereof the failure to receive would reasonably be expected to result in a Material Adverse Effect, and the Real Property has been operated and maintained in all material respects in accordance with law and any applicable Permitted Encumbrance, covenant, condition, restriction, easement, license, permit or agreement. The Real Property is supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the current operation of the Real Property.
(h)Intellectual Property. The Company Group is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing (collectively, “Intellectual Property”) that is owned or purported to be owned by the Company Group (“Owned Intellectual Property”), and the Company Group has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Company Group’s business as currently conducted, in each case, free and clear of all liens or encumbrances other than Permitted Encumbrances. To the knowledge of the Company, the Owned Intellectual Property is valid and enforceable, and all registrations for Owned Intellectual Property are subsisting and in full force and effect. The Company Group has taken all reasonable steps to maintain and enforce the Owned Intellectual Property and to preserve the confidentiality of all trade secrets included in the Owned Intellectual Property.
(i)Employee Matters. The Company Group is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company Group has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company Group has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company Group and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Company Group has made all required contributions and has no liability to any employee benefit plan maintained, established or sponsored by the Company Group, or which the Company Group participates in or contributes to, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of the Employee Retirement Income Security Act of 1974, as amended, and has complied in all material respects with all applicable laws for any such employee benefit plan. The Company Group is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company Group. There is no strike or other labor dispute involving the Company Group pending, or to the knowledge of the Company, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.
(j)Environmental Matters. Except as would not reasonably be expected to have a Material Adverse Effect (i) the Company Group is in compliance with all Environmental Laws; (ii) to the knowledge of the Company, there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company Group; and (iii) there have been no Hazardous Substances generated by the Company Group that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States. As used herein, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (A) releases or threatened release of Hazardous Substance; (B) pollution or protection of employee health or safety, public health or the environment; or (C) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.
(k)Insurance. The insurance policies maintained by the Company Group (the “Insurance Policies”) are in full force and effect and shall remain in full force and effect. During the two year period prior to the date of the Execution Date (the “Lookback Period”), the Company Group has not received any written notice of cancellation of any of such Insurance Policies. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage, except any such lapse that would not be material to the Company Group, taken as a whole. There are no material claims related to the business of the Company Group pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the Company Group is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by persons conducting a business similar to the Company Group and are sufficient to comply in all material respects with all applicable laws and contracts to which the Company Group is a party or by which it is bound.
(l)Taxes. There are no material federal, state, county, local or foreign taxes due and payable by the Company Group which have not been timely paid (except for those being contested in good faith). Except as set forth on Section 6(l) of the Disclosure Schedule, during the Lookback Period, there have been no examinations or audits of any tax returns or reports of the Company Group by any applicable federal, state, local or foreign governmental agency.

7.Investor Representations and Warranties. The Investor hereby represents and warrants to the Company as of the Execution Date and as of each Closing Date (except to the extent an earlier date is set forth in any representation or warranty in this Section 7, in which case the Investor hereby represents and warrants as of such earlier date), as follows:
(a)The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Series A Preferred Units only for its own account and not for the account of others, and (iii) is not acquiring the Series A Preferred Units with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Series A Preferred Units.
(b)The Investor acknowledges and agrees that the Series A Preferred Units are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Series A Preferred Units have not been registered under the Securities Act. The Investor understands that the Series A Preferred Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor acknowledges and agrees that the Series A Preferred Units may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a Subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of clauses (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Series A Preferred Units, if any are issued, shall contain a restrictive legend to such effect. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series A Preferred Units, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company may be under no obligation and may not be able to satisfy. The Investor acknowledges and agrees that the Series A Preferred Units will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Series A Preferred Units and may be required to bear the financial risk of an investment in the Series A Preferred Units for an indefinite period of time. The Investor acknowledges and agrees that the Series A Preferred Units will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from each Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Series A Preferred Units. The Investor acknowledges that the Company has no obligation to register or qualify the Series A Preferred Units.
(c)The Investor acknowledges and agrees that the Investor is purchasing the Series A Preferred Units from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, any of its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, relating to the transactions contemplated by this Subscription Agreement other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement and the Operating Agreement (including the Certificate of Designations).
(d)The Investor acknowledges and agrees that either (1) the Investor’s acquisition and holding of the Series A Preferred Units will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law or (2) the Investor is not a “Benefit Plan Investor” as contemplated by ERISA.
(e)The Investor acknowledges and agrees that the Investor has received and has had an adequate opportunity to review such financial and other information as the Investor deems necessary in order to make an investment decision with respect to the Series A Preferred Units. The Investor acknowledges and agrees that the Investor has had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor deemed necessary to make an investment decision with respect to the Series A Preferred Units.

(f)The Investor became aware of this offering of the Series A Preferred Units solely by means of direct contact between the Investor and the Company or a representative of the Company, and the Series A Preferred Units were offered to the Investor solely by direct contact between the Investor and the Company, or a representative of the Company. The Investor did not become aware of this offering of the Series A Preferred Units, nor were the Series A Preferred Units offered to the Investor, by any other means. The Investor acknowledges that the Series A Preferred Units (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
(g)The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Series A Preferred Units. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Series A Preferred Units, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.
(h)The Investor has adequately analyzed and fully considered the risks of an investment in the Series A Preferred Units and determined that the Series A Preferred Units are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.
(i)Other than those representations, warranties covenants and agreements of the Company expressly set forth in this Subscription Agreement, the Operating Agreement and the Certificate of Designations, and any certificates delivered pursuant thereto, the Investor is making its decision to purchase the Series A Preferred Units, and the Investor has relied solely, upon independent investigation made by the Investor.
(j)The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.
(k)The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Series A Preferred Units or made any findings or determination as to the fairness of this investment.
(l)The Investor has been duly formed and is validly existing under the laws of its jurisdiction of formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement and the Operating Agreement (including the Certificate of Designations). The Investor has full power and authority to enter into this Agreement and the Operating Agreement.
(m)The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not (i) constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, except where such breach, default or conflict would not be material to the Investor’s ability to perform its obligations under this Subscription Agreement (including to consummate any Closing) or (ii) violate any provisions of the Investor’s organizational documents, including, without limitation, its certificate of formation and operating agreement. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
(n)The Investor is not (i) a person or entity named on the Sanctions List, or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the Sanctions List, (iii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the BSA/PATRIOT Act, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.
(o)In connection with the issue and purchase of the Series A Preferred Units, no agent of the Company has acted as the Investor’s financial advisor or fiduciary.
(p)The Investor has or has commitments to have and, when required to deliver payment to the Company pursuant to Section 2 above, will have, sufficient funds to pay the Series A Committed Amount and consummate the purchase and sale of the Series A Preferred Units pursuant to this Subscription Agreement.
(q)The Investor acknowledges that the Company may complete additional financings in the future to develop its business and fund its ongoing development, including to finance the company, and such future financings may have a dilutive effect on current securityholders of the Company, but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Company may be unable to fund its ongoing development.
(r)The Investor has provided to the Company the true and correct address of its principal place of business and its employer identification number (if any).
(s)The Investor understands that no public market now exists for the Series A Preferred Units, and that the Company has made no assurances that a public market will ever exist for the Series A Preferred Units.
8.Certain Information Rights. Until the redemption of all of the outstanding Series A Preferred Units, the Company shall provide to Investor the following information:
(a)concurrently with the delivery to the lenders of Credit and Guarantee Agreement, dated September 1, 2023, by and among OPAL Fuels Intermediate HoldCo LLC, as the borrower, the financial institutions from time to time parties thereto as lenders and as issuers of letters of credit, Bank of America, N.A. as the administrative agent, and the other agents and persons from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time), including any replacement or refinancing thereof (collectively, the “Specified Indebtedness”), any compliance certificates being delivered under the Specified Indebtedness related to the financial statements furnished and compliance with any covenants thereunder (the “Specified Indebtedness Compliance Certificates”);
(b)as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent (subject to a 30 day cure period), copies of the balance sheets of the Parent and its consolidated Subsidiaries (including such consolidating statements for Parent), in each case, as at the end of such year, the related statements of income and of cash flows for such year and statements of stockholders’ or members’ equity, as applicable, for such year, in each case (i) together with an opinion of a firm of nationally recognized independent certified public accountants and (ii) showing a comparison against the balance sheets and statements, as applicable, from the prior fiscal year; and
(c)as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent (subject to a 30 day cure period), copies of the unaudited balance sheets of Parent and its consolidated Subsidiaries (including such consolidating statements for Parent), in each case, as at the end of such quarter, the related unaudited statements of income and of cash flows for such quarter and statements of stockholders’ or members’ equity, as applicable, for such quarter and the portion of the fiscal year through the end of such quarter, in each case, showing a comparison against the balance sheets and statements, as applicable, from the prior dates and periods.
(d)Any financial statements delivered pursuant to Section 8(b) or 8(c) above, hereinafter referred to as the “Delivered Financial Statements”. The Company’s obligations to deliver any financial statements pursuant to Section 8(b) or 8(c) above shall be deemed to be satisfied upon the public filing of such financial statements with Parent’s annual report on Form 10-K or quarterly report on form 10-Q as applicable.
9.Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and (ii) the second (2nd) anniversary of this Agreement if no Closing shall have occurred prior to the second (2nd) anniversary of this Agreement.

10.Miscellaneous.
(a)Neither this Subscription Agreement nor any rights or obligations of any party hereto may be transferred or assigned by either party hereto without the prior written consent of the other party; provided, at any time after the Availability Period, that the Investor may transfer or assign any or all Series A Preferred Units subject to this Subscription Agreement without the prior written consent of the Company in accordance with the terms and conditions of the Operating Agreement and so long as such transferee or assignee is not a competitor of the Company or Parent (or their respective Affiliates (as defined in the Certificate of Designations)), and so long as such transferee or assignee becomes a party to this Agreement by executing and delivering a (i) counterpart signature page to this Agreement and (ii) a joinder to the Operating Agreement; provided further, that in connection with any such transfer or assignment of any or all Series A Preferred Units by the Investor, the Investor expressly acknowledges and agrees that it shall remain liable to the Company to perform all of the obligations of the Investor set forth herein notwithstanding such transfer and assignment. Upon any transfer of the Series A Preferred Units, no transferee of such Series A Preferred Units shall enter into or engage in any “short sale” (as defined in Rule 200 of Regulation SHO under the Exchange Act (as defined in the Certificate of Designations)) of, or enter into any hedging or similar transaction with the same economic effect as a “short sale” of, the Common Stock of Parent (“OPAL Common Stock”), or engage in any transaction involving OPAL Common Stock for which the purpose is to offset the loss which results from a decline in the market price of the OPAL Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the OPAL Common Stock.
(b)The Company may request from the Investor such additional information as the Company may deem necessary to register the resale of the Series A Preferred Units and evaluate the eligibility of the Investor to acquire the Series A Preferred Units, and the Investor shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with the Investor’s internal policies and procedures; provided that the Company agrees to keep any such information provided by the Investor confidential except (i) as necessary to include in any registration statement the Company is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading. The Investor acknowledges that the Company may file a copy of this Subscription Agreement that does not identify the Investor with the SEC as an exhibit to a periodic report or a registration statement of the Company.
(c)Each party hereto and its agents are each (i) entitled to rely upon this Subscription Agreement and (ii) irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(d)Unless otherwise set forth in this Subscription Agreement, the representations and warranties of the Company and the Investor contained in or made pursuant to this Subscription Agreement (including any certificate delivered pursuant to Section 3(b)(vii)) shall survive the execution and delivery of this Subscription Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.
(e)This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. No delay or omission to exercise any right, power or remedy accruing to any party under this Subscription Agreement, upon any breach or default of any other party under this Subscription Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Subscription Agreement, or any waiver on the part of any party of any provisions or conditions of this Subscription Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
(f)This Subscription Agreement (including the schedules and exhibits hereto) and the Operating Agreement (including the Certificate of Designations) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof and thereof. Except with respect to the persons specifically referenced herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.
(g)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(h)If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(i)This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(j)The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.
(k)If any change in the number, type or classes of authorized Series A Preferred Units of the Company (including any Series A Preferred Units issued hereunder) shall occur between the date hereof and immediately prior to any Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of Series A Preferred Units, or any stock dividend, the number of Series A Preferred Units issued to the Investor shall be appropriately adjusted to reflect such change.
(l)This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.
(m)THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(n)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).
(o)The Company and the Investor shall bear their own expenses and legal fees incurred on their behalf with respect to this Subscription Agreement and the transactions contemplated hereby.
(p)If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Subscription Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
11.Notices. Unless otherwise provided herein, any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder to the address or addresses set forth on the signature pages hereto.
12.Intention of the Parties; Subordination.
(a)The Investor and the Company intend that the Series A Preferred Units purchased by the Investor under this Subscription Agreement from time to time shall be an equity interest in the Company with the attendant rights, privileges and obligations of the Series A Preferred Units as specified in the Operating Agreement and Certificate of Designations.
(b)In the event (i) a court of competent jurisdiction makes a determination or ruling that has the effect of treating the Series A Preferred Units as indebtedness of the Company owing to the Investor and not an equity interest in the Company or (ii) if it is requested to be acknowledged by Lenders (as defined below), any and all amounts due for or represented by the Series A Preferred Units are hereby expressly subordinated in right of payment to the prior payment in full of all of the Company Group’s present or future indebtedness permitted by the terms of Section 7(b)(i), Section 7(c)(i) and/or Section 7(g)(iii) of the Certificate of Designations (as if such Certificate of Designations were in effect as of the Execution Date) (“Senior Indebtedness”) owed to banks, insurance companies, lease financing institution or other lending institutions regularly engaged in the business of lending money (the “Lenders”); provided, however, that the Investor may continue to receive regularly scheduled dividend payments and redemption payments in accordance with the Series A Designations so long as a default or event of default under the Senior Indebtedness has not occurred and is then continuing with respect to such Senior Indebtedness. The Lenders shall be deemed express third-party beneficiaries of this Section 12(b).
(c)This Section 12 shall survive the termination of this Subscription Agreement.
13.Disclosure Schedule. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in Section 5, and the disclosures in any section of the Disclosure Schedule shall qualify other subsections in Section 5, only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.
PREFERRED FUELS LLC

By: /s/ Thomas J. Kelly
Name: Thomas J. Kelly
Title: Vice President
Date: March 6, 2026

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.
OPAL FUELS LLC

By: /s/ John Coghlin
Name: John Coghlin
Title: General Counsel
Date: March 6, 2026

Execution Copy
BOARD NOMINATION AGREEMENT

    This BOARD NOMINATION AGREEMENT (this “Agreement”), dated as of March 6, 2026, is entered into by and among OPAL Fuels Inc., a Delaware corporation (the “Parent”), OPAL Fuels LLC, a Delaware limited liability company (the “Subsidiary”) and Preferred Fuels LLC, a Delaware limited liability company (the “Investor”).

    Parent, Subsidiary, and Investor are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

    WHEREAS, the Subsidiary and the Investor have entered into that certain Subscription Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Subscription Agreement”) pursuant to which the Subsidiary shall issue to Investor and Investor shall purchase certain Series A Preferred Units of the Subsidiary (the “Series A Preferred Units”);

    WHEREAS, pursuant to the Subsidiary’s Amended and Restated Certificate of Designations of Series A Preferred Units (the “Certificate of Designations”), following the Triggered Date (as defined in the Certificate of Designations) the Investor shall have the right (but not the obligation) to designate one individual for appointment to the Board of Directors of the Parent (the “Parent Board”);

    WHEREAS, pursuant to Section 122(18) of the Delaware General Corporation Law (“DGCL §122(18)”), a Delaware corporation has the power to enter into contracts relating to the governance of the corporation, including agreements regarding the designation or nomination of directors; and

    WHEREAS, the Parent desires to expressly exercise its authority under DGCL §122(18) to enter into this Agreement and be contractually bound hereby.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties agree as follows:

1.Definitions. Capitalized terms used but not otherwise defined herein, including those in the recitals above, shall have the meanings ascribed to them in the Subscription Agreement.
2.Board Nomination Right.
2.1Triggering Event; Term. Beginning on the Triggered Date and ending upon such date that the Subsidiary has redeemed the Series A Preferred Units which are subject to the Mandatory Redemption Request or the Requisite Holders (as defined in the Certificate of Designations) have waived the covenants under Section 7(c) of the Certificate of Designations, the Investor shall have the right (the “Nomination Right”) to designate one (1) individual for appointment to the Parent Board (the “Investor Designee”).
2.2Appointment Mechanics. The initial Investor Designee shall be subject to the background review and due diligence process, and the objection rights of the Parent, set forth in Section 4.2, mutatis mutandis, and the Parent's obligation to appoint such Investor Designee shall be contingent upon the satisfactory completion of such review. Subject to compliance with the foregoing sentence, within thirty (30) Business Days after receipt of written notice from the Investor exercising the Nomination Right and identifying the Investor Designee:
(A)the Parent shall take all necessary corporate action to appoint such Investor Designee to the Parent Board; and
(B)if necessary to accommodate such appointment, the Parent shall increase the size of the Parent Board by one (1) director (subject to any limitations in Parent’s certificate of incorporation).
The Parent shall cause the Investor Designee to serve until the earliest of: (i) the next annual meeting of stockholders at which directors are elected, at which time the Parent shall nominate the Investor Designee for

Execution Copy
election, provided that such Investor Designee continues to satisfy all applicable legal, regulatory, and stock exchange requirements; (ii) termination of the Nomination Right pursuant to Section 5; or (iii) resignation, removal, death, or incapacity of the Investor Designee. For the avoidance of doubt, the Parent's obligation under clause (i) shall be limited to nomination of the Investor Designee and shall not constitute a guarantee of election by the stockholders of the Parent.

2.3Committee Participation. So long as the Investor Designee serves on the Parent Board:
(A)the Investor Designee shall be entitled to attend all meetings of the Parent Board;
(B)subject to applicable law and stock exchange independence requirements, the Investor Designee shall be appointed to at least one standing committee of the Parent Board, as determined by the Parent Board in its reasonable discretion; provided that the Parent Board shall have the right to remove the Investor Designee from any committee if the Investor Designee ceases to satisfy applicable independence or other qualification requirements under applicable law or stock exchange listing standards; and
(C)the Investor Designee shall be entitled to attend all meetings of each committee on which he or she serves.
2.4Fiduciary Duties. As a condition to appointment and continued service on the Parent Board, the Investor Designee shall execute and deliver to the Parent a written acknowledgment, in form and substance reasonably satisfactory to the Parent, confirming that the Investor Designee owes fiduciary duties to the Parent and all of its stockholders, and that such duties shall not be subordinated to the interests of the Investor.
2.5Confidentiality. The Investor Designee shall be subject to the same confidentiality obligations applicable to all other members of the Parent Board, including any confidentiality policies adopted by the Parent Board from time to time. As a condition to appointment, the Investor Designee shall execute a confidentiality and non-disclosure agreement in form and substance reasonably satisfactory to the Parent. Without limiting the foregoing, the Investor Designee shall not disclose to the Investor or any of its affiliates, representatives, or agents any non-public information received in connection with service on the Parent Board, except to the extent expressly authorized by the Parent Board.
2.6Indemnification and Insurance. The Investor Designee shall be entitled to indemnification and directors' and officers' liability insurance coverage on the same terms and conditions as are generally applicable to the other members of the Parent Board; provided that any incremental premium costs incurred by the Parent as a direct result of the addition of the Investor Designee to the Parent's directors' and officers' liability insurance policy shall be borne by the Investor.
3.Covenants of the Parent.
3.1Exercise of Authority Under DGCL §122(18). The Parent acknowledges and agrees that:
(A)this Agreement constitutes a contract relating to the governance of the Parent within the meaning of DGCL §122(18);
(B)the Parent is authorized to enter into this Agreement pursuant to DGCL §122(18); and
(C)the obligations of the Parent hereunder are valid and enforceable notwithstanding that they are not set forth in the certificate of incorporation or bylaws.

3.2Corporate Action; No Circumvention. The Parent shall take all actions necessary to give effect to this Agreement and shall not take any action with the purpose or effect of circumventing the Nomination Right while it remains in effect.
4.Replacement and Removal.
4.1Exclusive Right. The Investor shall have the exclusive right to remove and replace the Investor Designee upon not less than fifteen (15) days’ prior written notice to the Parent; provided, however, that the Investor

Execution Copy
shall not exercise such right of removal and replacement more than one (1) time during any twelve (12)-month period, except in the case of the death, incapacity, or voluntary resignation of the Investor Designee.
4.2Replacements. Any proposed replacement Investor Designee shall be subject to the Parent’s right to conduct a reasonable background review and due diligence investigation (including review of such individual's professional qualifications, regulatory history, and any potential conflicts of interest) during the fifteen (15)-day notice period referred to in clause (a) above. The Parent shall have the right to object in good faith to any proposed replacement Investor Designee if such review reveals that such individual (i) has been convicted of a felony or any crime involving fraud or dishonesty, (ii) is subject to any order, decree, or judgment of any governmental authority prohibiting service as a director of a public company, or (iii) would reasonably be expected to cause the Parent to violate applicable law or stock exchange requirements. In the event of such objection, the Investor shall have the right to designate an alternative replacement, subject to the same review process.
4.3Ceases to Serve. If the Investor Designee ceases to serve for any reason while the Nomination Right remains in effect, the Investor may designate a replacement, and the Parent shall promptly appoint such replacement following completion of the review process set forth in Section 4.2 above.
5.Representations and Authority. Each Party represents that it has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and binding obligation. The Parent further represents that its board of directors has approved this Agreement and the grant of the Nomination Right in reliance on DGCL §122(18).
6.Specific Performance. The Parties acknowledge that irreparable harm would result from a breach of this Agreement and that monetary damages would be inadequate. Accordingly, each Party shall be entitled to specific performance and injunctive relief, in addition to any other remedies available at law or in equity.
7.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery declines to accept jurisdiction, any state or federal court sitting in the State of Delaware) for the adjudication of any dispute arising out of or relating to this Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
8.Amendments and Waivers. No provision of this Agreement may be amended, modified, or waived except by an instrument in writing signed by each of the Parties. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof.
9.Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by nationally recognized overnight courier service (with tracking capability), or (c) sent by email (with confirmation of receipt), in each case to the applicable Party at the address or email address set forth on the signature pages hereto (or at such other address or email address as such Party may designate by written notice to the other Parties in accordance with this Section 9).
10.Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party.
11.Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned, delegated, or transferred by any Party without the prior written consent of each other Party; provided that any purported assignment, delegation, or transfer in violation of this Section 11 shall be null and void. For the avoidance of doubt, the Nomination Right is personal to the Investor and may not be assigned or transferred to any third party.

[Signature page follows.]

Execution Copy
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

OPAL FUELS INC.

By: /s/ John Coghlin
Name: John Coghlin
Title: General Counsel

[Signature Page to Board Nomination Agreement]

Execution Copy

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

OPAL FUELS LLC

By: /s/ John Coghlin
Name: John Coghlin
Title: General Counsel

[Signature Page to Board Nomination Agreement]

    IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PREFERRED FUELS LLC

By: /s/ Thomas J. Kelly
Name: Thomas J. Kelly
Title: Vice President

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